As filed with the Securities and Exchange Commission on February 21, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
Anadarko Petroleum Corporation
(Exact Name of Registrant as Specified in Its Charter)
___________________________________

Delaware	76-0146568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
___________________________________
Amanda M. McMillian
Executive Vice President and General Counsel
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
___________________________________
COPY TO:
T. Mark Kelly
Thomas G. Zentner
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Telephone: (713) 758-2222
___________________________________
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑     Accelerated filer  ☐
Non-accelerated filer  ☐     Smaller reporting company  ☐
Emerging growth company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(2)
Common Stock, par value $0.10 per share	(1)	(2)
Preferred Stock, par value $1.00 per share	(1)	(2)
Depositary Shares	(1)	(2)(3)
Purchase Contracts	(1)	(2)
Units	(1)	(2)

(1)
There is being registered hereunder an indeterminate number of shares of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts and Units, as may be sold, from time to time, by Anadarko Petroleum Corporation. Anadarko Petroleum Corporation also is registering hereunder an indeterminate number of shares of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts and Units as may be issued upon conversion or exchange of any Debt Securities or Preferred Stock.

(2)
Anadarko Petroleum Corporation is relying upon Rules 456(b) and 457(r) under the Securities Act of 1933 and, accordingly, is deferring payment of all of the registration fee in connection with this registration statement.

(3)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

Anadarko Petroleum Corporation
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Units

___________________________________
We, Anadarko Petroleum Corporation, may offer from time to time an indeterminate number of our debt securities, common stock, preferred stock, depositary shares, purchase contracts and units. We refer to our debt securities, common stock, preferred stock, depositary shares, purchase contracts and units collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
Our principal executive offices are located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and our telephone number is (832) 636-1000.
Our common stock is listed on the New York Stock Exchange under the trading symbol “APC.”

See “Risk Factors” on page 6 for information about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 21, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Anadarko” and to the “company,” “we,” “us” or “our” are to Anadarko Petroleum Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.
We file annual, quarterly and current reports, proxy statements and other information with the SEC (Commission File No. 1-8968). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at investors.anadarko.com/sec-filings. The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like Anadarko, that file electronically with the SEC.
Our common stock is listed on the New York Stock Exchange under the symbol “APC.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than, in each case, information furnished rather than filed), prior to the termination of the offerings under this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2018, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2019 Annual Meeting of Stockholders, to be filed with the SEC prior to April 4, 2019;

•	our Current Report on Form 8-K, filed with the SEC on February 19, 2019; and

•	the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 4, 1986.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Anadarko Petroleum Corporation
Attention: Corporate Secretary
1201 Lake Robbins Drive
The Woodlands, Texas 77380
(832) 636-1000

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time make in other public filings, press releases, and management discussions, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Exchange Act concerning our operations, economic performance, and financial condition. These forward-looking statements include, among other things, information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, marketing and midstream activities, and also include those statements preceded by, followed by, or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” “would,” “will,” “potential,” “continue,” “forecast,” “future,” “likely,” “outlook,” or similar expressions or variations on such expressions. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will be realized. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our assumptions about energy markets

•	production and sales volume levels

•	levels of oil, natural-gas, and natural-gas liquids (NGLs) reserves

•	operating results

•	competitive conditions

•	technology

•	availability of capital resources, levels of capital expenditures, and other contractual obligations

•	supply and demand for, the price of, and the commercialization and transporting of oil, natural gas, NGLs, and other products or services

•	volatility in the commodity-futures market

•	weather

•	inflation

•	availability of goods and services, including unexpected changes in costs

•	drilling and other operational risks

•	processing volume, pipeline throughput, and produced water disposal

•	general economic conditions, nationally, internationally, or in the jurisdictions in which we are, or in the future may be, doing business

•	our inability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects

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legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural-gas operations; retroactive royalty or production tax regimes; deepwater and onshore drilling and permitting regulations; derivatives reform; changes in state, federal, and foreign income taxes; environmental regulation, including regulations related to climate change; environmental risks; and liability under international, provincial, federal, regional, state, tribal, local, and foreign environmental laws and regulations

•	civil or political unrest or acts of terrorism in a region or country

•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners, and other parties

•	volatility in the securities, capital, or credit markets and related risks such as general credit, liquidity, and interest-rate risk

•	our ability to successfully monetize select assets, repay or refinance our debt, successfully complete our debt-reduction program, and the impact of changes in our credit ratings

•	our ability to successfully complete our share-repurchase program

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our ability to successfully plan, secure additional government and partner approvals, enter into additional long-term sales contracts, make a final investment decision (FID) and the timing thereof, finance, build, and operate the necessary infrastructure and liquefied natural gas (LNG) park in Mozambique

•	uncertainties and liabilities associated with acquired and divested properties and businesses

•	disruptions in international oil and NGLs cargo shipping activities

•	physical, digital, internal, and external security breaches

•	supply and demand, technological, political, governmental, and commercial conditions associated with long-term development and production projects in domestic and international locations

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the outcome of pending and future regulatory, legislative, or other proceedings or investigations, including the investigation by the National Transportation Safety Board related to our operations in Colorado, and continued or additional disruptions in operations that may occur as we comply with regulatory orders or other state or local changes in laws or regulations in Colorado

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the completion of the simplification transaction between Western Gas Partners, LP (WES) and Western Gas Equity Partners, LP and the corresponding sale of substantially all of our Other Midstream assets to WES

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other factors discussed below and elsewhere in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” included in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our other public filings, press releases, and discussions with our management.

ABOUT US

We are among the world’s largest independent exploration and production companies, with approximately 1.5 billion barrels of oil equivalent of proved reserves at December 31, 2018. Our mission is to deliver competitive and sustainable return to shareholders by developing, acquiring, and exploring for oil and natural-gas resources vital to the world’s health and welfare. Successful execution of our mission requires a firm commitment to operating safely and in a socially responsible and environmentally friendly manner. Our strategic objectives are to explore for, develop and commercialize resources globally; ensure health, safety, and environmental excellence; and focus on financial discipline, flexibility, and value creation, while demonstrating our core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all business activities.
Our asset portfolio is positioned to deliver long-term value to stakeholders by combining cash-generating conventional oil developments in the Gulf of Mexico, Algeria, and Ghana, with a large inventory of significant and proven high-growth unconventional resources in the U.S. onshore. Our U.S. onshore assets include the Delaware and DJ basins and an emerging play in the Powder River basin. Our asset portfolio also includes a world-class natural-gas discovery in Mozambique as well as other worldwide exploration and development opportunities.
Our Exploration and Production and Midstream business segments are managed separately when making operating and capital allocation decisions due to distinct operational differences. Our three reporting segments are as follows:
Exploration and Production - This segment is engaged in the exploration, development, production, and sale of oil, natural gas, and NGLs and in advancing its Mozambique LNG project toward an FID in the first half of 2019.
WES Midstream and Other Midstream - These two segments engage in gathering, processing, treating, and transporting Anadarko and third-party oil, natural-gas, and NGLs production as well as gathering and disposal of produced water. The WES Midstream segment consists of assets owned by WES, a publicly traded limited partnership, which is our consolidated subsidiary. The Other Midstream segment consists of our midstream assets not owned by WES. At the end of 2018, we announced the planned contribution and sale of substantially all of our Other Midstream assets to our consolidated subsidiary WES. The sale is expected to close in the first quarter of 2019, after which the Company will have one midstream segment.
Our principal executive offices are located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, and our telephone number is (832) 636-1000. We maintain a website at www.anadarko.com. Information that you may find on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.
The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities will be issued under an indenture, dated as of September 19, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), and will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.
The debt securities will rank equally with all of our other unsecured and unsubordinated debt.
The indenture does not limit our ability to incur additional indebtedness.
The debt indenture and its associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain copies of this document.
This section and your prospectus supplement summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of the indenture and your debt security. For example, in this section we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.
Indenture
The debt securities are governed by a document called an indenture. The indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A.
The trustee under the indenture has two main roles:

•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

Series of Debt Securities
We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series in the prospectus supplement for that series. Those terms may vary from the terms described here.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances
The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.
The indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Specific Terms of Debt Securities
Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for payment of principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed-rate debt security, a floating-rate debt security or an indexed debt security;

•	if your debt security is a fixed-rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•
if your debt security is a floating-rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•
if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•
if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of Anadarko or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•
if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and multiples of $1,000;

•
the depositary for your debt security, if other than The Depository Trust Company (DTC), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•
if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, paying agents, transfer agents or registrars for your debt security; and
•any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law
The debt indenture and the debt securities will be governed by New York law.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry-form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC for a global debt security.

Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•	we notify the trustee that we wish to terminate that global security.
Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•
DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (DTCC); DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies; and DTCC is owned by the users of its regulated subsidiaries.

•
Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the United States through the Euroclear System (Euroclear) or Clearstream Banking (Clearstream) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be.
Euroclear has advised us that:

•
It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•
Euroclear is operated by Euroclear Bank SA/NV, as operator of the Euroclear System (the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the Cooperative);

•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•
Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•
Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
With regard to any series of debt securities, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity, unless all the following conditions, among other things, are met:

•
If the successor entity in the transaction is not Anadarko the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•
Immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, under the debt securities of that series has occurred and is continuing. We describe events of defaults below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to engage in such a merger, consolidation, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Anadarko but in which we do not consolidate with or merge into another entity and any transaction in which we convey, transfer or lease less than substantially all our assets.
If we consolidate with or merge into, or convey or transfer all or substantially all of our properties and assets to, another entity, we will be released (but not in the case of a lease) from all our liabilities and obligations under the debt securities of any series and the indenture. Also, if we consolidate with or merge into, or convey, transfer or lease all or substantially all of our assets, to another entity, and such entity is a non-U.S. entity, neither we nor such successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities, including the imposition of U.S. withholding taxes in relation to future interest payments. Our succession by a non-U.S. entity could also impede the effective exercise of remedies available to the trustee or holders of debt securities following an event of default with respect to such debt securities.

Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee money or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make all payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (legal defeasance); or

•	we will be released from our obligations pursuant to certain covenants and events of default with respect to the debt securities of such series (covenant defeasance).
In the case of the legal defeasance of any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for certain limited obligations, including our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold moneys for payment of such securities in trust. No legal defeasance or covenant defeasance will affect the rights of holders of the applicable debt securities to receive payments of principal, premium and interest on such debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance were not to occur. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
In addition, we may discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Limitations on Liens
Neither we nor any restricted subsidiary (as such term is defined in the indenture) of ours will incur, issue, assume or guarantee any debt secured by a mortgage, lien, pledge or other encumbrance upon real or personal property of ours or of any of our restricted subsidiaries that is located in the continental United States without providing that the debt securities will be secured equally and ratably or prior to the debt so long as the debt is so secured. However, this provision shall not apply to the following:

•	Mortgages existing on the date of the indenture;

•
Mortgages existing at the time a corporation, limited liability company, limited partnership or other entity becomes a restricted subsidiary of ours or at the time it is merged into or consolidated with us or a restricted subsidiary of ours;

•	Mortgages in favor of Anadarko or any restricted subsidiary of ours;

•
Mortgages on property (a) existing at the time of the property’s acquisition, (b) to secure payment of all or part of the property’s purchase price, or (c) to secure debt incurred prior to, at the time of or within 180 days after the acquisition, the completion of construction or the commencement of full operation of the property or for the purpose of financing all or part of the property’s purchase price;

•
Mortgages in favor of the United States of America, any state, any other country or any political subdivision, or holders of securities issued by any such entity, in each case, pursuant to any contract or statute;

•
Mortgages on property to secure all or part of the cost of construction, development or repair, alteration or improvement of the property not later than one year after the completion of or the placing into operation the property;

•
Mortgages on oil, gas, coal or other minerals or geothermal resources in place, or on related leasehold or other property interests, which are incurred to finance development, production or acquisition costs;

•	Mortgages on equipment used or usable for drilling, servicing or operation of oil, gas, coal or other mineral properties or of geothermal properties;

•	Mortgages arising in connection with a contract or subcontract made with or at the request of the United States, any state or any department, agency or instrumentality of either; or

•
Any extension, renewal or replacement of any mortgage referred to in the preceding items or of any debt secured by those mortgages as long as the extension, renewal or replacement will be limited to substantially the same property (plus improvements) which secured the mortgage.

Notwithstanding anything mentioned above, we and any one or more of our restricted subsidiaries may incur, issue, assume or guarantee debt secured by any mortgage, lien, pledge or other encumbrance that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other debt of ours and our restricted subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 15% of our Consolidated Net Tangible Assets, which is defined as the aggregate amount of assets of Anadarko and its restricted subsidiaries after deducting therefrom all current liabilities (other than current maturities of long term debt), goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles as calculated on our consolidated balance sheet as of a date within 150 days prior to the date of determination.
In addition, the preceding restrictions shall apply only to the following types of property:

•
oil, gas, coal or other minerals or geothermal resources in place, natural gas, NGLs or crude oil pipelines, distribution or gathering systems, storage facilities or processing plants located in the United States or offshore the United States and owned by us or any restricted subsidiary, the gross book value of which exceeds 5% of our Consolidated Net Tangible Assets, other than any such property which, in the opinion of our board of directors, is not of material importance to our total business; and

•	equity interests in our restricted subsidiaries.
The following types of transactions shall not be deemed to create debt secured by mortgages: (1) the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize from the sale or transfer a specified amount (however determined) of money or oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment, and (2) the sale or other transfer by Anadarko or a restricted subsidiary of properties to a partnership, joint venture or other entity in which we or our restricted subsidiary would retain partial ownership of the properties.

Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 60 days after the due date;

•
we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•
we default in the payment when due of other funded debt in an aggregate principal amount in excess of $100,000,000, causing such debt to become due before its stated maturity, and such default is not cured within 30 days after notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

•
we remain in breach of our covenants regarding mergers or sales of substantially all of our assets, our covenant regarding liens, or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•
we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Anadarko occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs
If an event of default (other than because of events of bankruptcy, insolvency or reorganization relating to Anadarko) has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Anadarko, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series under certain circumstances described in the indenture.
Indentures governing our outstanding public debt contain so-called “cross-acceleration” events of default, and the absence of such an event of default in the indenture could disadvantage holders of the debt securities by preventing the trustee from pursuing remedies under the indenture at a time when our other creditors may be exercising remedies under these other indentures.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•
the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•
the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or failure to comply with any covenant or provision of the indenture that cannot be modified or amended without the consent of each holder affected, however, without the approval of the particular holder of that debt security.

Annual Information About Defaults to the Trustee
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default under the indenture.
Modifications and Waivers
There are three types of changes we can make to the indenture and the debt securities.
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•
reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the indenture or to waive defaults; and

•
changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

The second type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•
If the change affects the debt securities of more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

•	If the terms of a series entitle the holders of debt securities of such series to vote as separate class on any change, it must be approved as required under those terms.
The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above, unless that holder approves the waiver.
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and multiples of $1,000.
Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we send the notice of redemption and ending on the day the notice is sent, in order to freeze the list of holders to prepare for sending the notice. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee
The prospectus supplement for your debt security will describe any material relationships we may have with the trustee.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.10 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.
The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

•	our restated certificate of incorporation, which is incorporated by reference to Exhibit 3.3 to our Form 8-K filed May 22, 2009;

•	our by-laws, as amended and restated as of November 14, 2018, which are incorporated by reference to Exhibit 3.1 to our Form 8-K filed on November 20, 2018; and

•	the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 4, 1986.

Common Stock
Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of preferred stock.
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights except in limited circumstances as described below under “—Anti-Takeover Provisions of Anadarko’s Charter and By-Laws—Cumulative Voting.”
Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.
Listing. Our common stock is listed on the New York Stock Exchange under the symbol “APC.”
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare, P.O. Box 30170, College Station, Texas, 77842-3170. Its phone number is (888) 470-5786.
Miscellaneous. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights. Shares of our common stock are not convertible into shares of any other class of capital stock.
Preferred Stock
Our restated certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of preferred stock in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any amendment like this would require the approval of the holders of a majority of the outstanding shares. As of the date of this prospectus, no shares of preferred stock have been reserved for issuance.
The following describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issuance of any particular series of preferred stock. Additionally, any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

•
the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•
the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•
whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•
whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•
any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Anti-Takeover Provisions of Anadarko’s Charter and By-Laws
Our restated certificate of incorporation and by-laws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.
Stockholder Action by Written Consent; Special Meetings of Stockholders. Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may only be effected at a duly called annual or special meeting of the stockholders, and may not be taken by written consent of the stockholders. Under our by-laws, special meetings of stockholders may only be called by a majority of our board, our chairman of the board, our chief executive officer or our president.
Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our by-laws provide the manner in which stockholders may give notice of director nominations and other business to be brought before an annual meeting. In general, to nominate a director or bring a matter before an annual meeting, a stockholder must give written notice to our Secretary not less than 90 days and not more than 120 days prior to the first anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the 10th day following the day on which we publicly announce the date of the annual meeting. The stockholder notice must also include specific information regarding the stockholder and the director nominee or business to be brought before the annual meeting, as described in our by-laws. The advance notice procedures for director nominations and stockholder proposals set forth in our by-laws are in addition to those set forth in the regulations adopted by the SEC under the Exchange Act.

Proxy Access for Director Nominations. In addition to the director nomination provisions described above, our by-laws permit any stockholder or group of up to twenty stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least three years to include up to a specified number of director nominees in our proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under these proxy access provisions of our by-laws is the greater of two or 20% of the number of our directors on the last day a notice of nomination may be submitted. Notice of a nomination under our proxy access by-law provisions must be delivered by a stockholder to our Secretary at our principal executive offices not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we publicly announce the date of the annual meeting. The complete proxy access procedures for director nominations are set forth in our by-laws.
Director Removal. Our directors may be removed with or without cause, in each case with the approval of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies resulting from any increase in the number of directors or from death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Fair Price Provision. Our restated certificate of incorporation requires that business combinations, which term is defined to include certain mergers, asset sales, security issuances, recapitalizations and liquidations, with an interested person or affiliate or associate of an interested person be approved by the affirmative vote of not less than 80% of our voting stock. For purposes of our restated certificate of incorporation, an interested person is any person who beneficially owns 5% or more of the outstanding shares of our voting stock or who, at any time within the two-year period immediately prior to the date in question, beneficially owned 5% or more of the then-outstanding shares of our voting stock. The supermajority voting requirement for business combinations does not apply if: (i) a majority of the directors who are unaffiliated with the interested stockholder and who were in office before the interested stockholder became an interested stockholder approve the transaction or (ii) specified fair price, form of consideration and other conditions are met.
Cumulative Voting. Directors will be elected by cumulative voting in any election on or after the date on which any 30% stockholder becomes a 30% stockholder, and until the time as no 30% stockholder exists. A 30% stockholder is defined in our restated certificate of incorporation as any person who beneficially owns 30% or more of the outstanding shares of our voting stock or who, at any time within the two-year period immediately prior to the date in question, beneficially owned 30% or more of the then-outstanding shares of our voting stock.
Amendment of Charter. Amendments to our restated certificate of incorporation generally must be approved by our board and by a majority of our outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class entitled to vote on the amendment as a class. However, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of the then-outstanding shares of voting stock is required to amend or repeal provisions of our restated certificate of incorporation relating to, among other things, (i) the limitation or elimination of directors’ liability to us and our stockholders, (ii) business combinations with interested stockholders as described above, (iii) prohibition of stockholder action by written consent and special meetings of stockholders and (iv) the supermajority voting requirement to amend certain provisions of our restated certificate of incorporation.
Preferred Stock Issuances. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us which is not approved by our board of directors, it would be possible for our board of directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our restated certificate of incorporation and the applicable rules of the stock exchanges upon which our common stock is listed. The consent of the holders of our common stock would not be required for any issuance of preferred stock in these situations.

Delaware Anti-Takeover Law
We are subject to Section 203 of the General Corporation Law of the State of Delaware, or the “DGCL,” an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of a corporation’s assets and certain other transactions resulting in a financial benefit to the interested stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.
However, the above provisions of Section 203 do not apply if:

•	the corporation’s board approves the transaction that resulted in the stockholder becoming an interested stockholder before the date of that transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding shares owned by the corporation’s officers and directors; or

•
on or subsequent to the date of the transaction, the business combination is approved by the corporation’s board and authorized at a meeting of the corporation’s stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect for the corporation not to be governed by Section 203, which amendment will generally be effective 12 months after adoption. Neither our restated certificate of incorporation nor our by-laws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.
Limitation of Liability; Indemnification
Our restated certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful stock repurchases or dividends under Section 174 of the DGCL; and

•	any transaction from which the director derives an improper personal benefit.
These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
Our by-laws also provide that we must indemnify our directors, officers and employees to the fullest extent permitted by Delaware law and that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.
The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock
Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous
The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, to the extent set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. The particular terms of any purchase contracts will be described in the prospectus supplement relating to the purchase contracts. The description set forth above and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the purchase contracts, any collateral arrangements, if any, and any depositary arrangements relating to such purchase contracts and the document pursuant to which purchase contracts will be issued, which will be filed with the SEC promptly after the offering of any such purchase contracts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of our common stock or equity securities of a third party, preferred stock, depositary shares or purchase contracts, or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers
If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our securities will develop.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Anadarko Petroleum Corporation and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain information with respect to the oil and gas reserves associated with Anadarko’s oil and gas properties is confirmed in the procedures and methods review letter of Miller and Lents, Ltd., an independent petroleum consulting firm, and has been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such procedures and methods review letter and in giving such procedures and methods review letter.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Printing expenses		**
Miscellaneous		**
Total	$	**
__________________________________________________________________

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our by-laws provide that we must indemnify to the fullest extent permitted by applicable law any person made, or threatened to be made, a party in any action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative), by reason of the fact that he or she is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. However, under our by-laws, except for proceedings to enforce the right to indemnification, we are not required to indemnify anyone in connection with any proceeding initiated by such person unless it was authorized by our board of directors.
Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.
We have also entered into individual indemnification agreements with each of our directors and certain executive officers. These agreements indemnify such directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to us and activities performed on our behalf.

ITEM 16.	EXHIBITS

Exhibit Number		Description

1	.1**	Form of Underwriting Agreement.

2.1
Agreement and Plan of Merger dated as of June 22, 2006, among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc. and Kerr-McGee Corporation, incorporated by reference to Exhibit 2.2 to Form 8-K dated June 26, 2006.

2	.2#
Contribution Agreement and Agreement and Plan of Merger, dated as of November 7, 2018, by and among Anadarko Petroleum Corporation, Anadarko E&P Onshore LLC, APC Midstream Holdings, LLC, Western Gas Equity Partners, LP, Western Gas Equity Holdings, LLC, Western Gas Partners, LP, Western Gas Holdings, LLC, Clarity Merger Sub, LLC, WGR Asset Holding Company LLC, WGR Operating, LP, Kerr-McGee Gathering LLC, Kerr-McGee Worldwide Corporation and Delaware Basin Midstream, LLC, filed as Exhibit 2.1 to Form 8-K filed on November 9, 2018.

3.1		Restated Certificate of Incorporation of Anadarko Petroleum Corporation, dated May 21, 2009, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 22, 2009.

3.2		By-Laws of Anadarko Petroleum Corporation, amended and restated as of November 14, 2018, incorporated by reference to Exhibit 3.1 to Form 8-K dated November 20, 2018.

4.1		Indenture dated as of September 19, 2006, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A., incorporated by reference to Exhibit 4.1 to Form 8-K dated September 19, 2006.

4.2
Third Supplemental Indenture, dated as of June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., filed as Exhibit 4.2 to Form 8-K filed on June 10, 2015.

4.3
Second Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A., incorporated by reference to Exhibit 4.1 to Form 8-K dated October 5, 2006.

4.4
Ninth Supplemental Indenture dated October 4, 2006, among Anadarko Petroleum Corporation, Kerr-McGee Corporation, and Citibank, N.A., incorporated by reference to Exhibit 4.2 to Form 8-K dated October 5, 2006.

4.5
Officers’ Certificate of Anadarko Petroleum Corporation, dated March 2, 2009 establishing the 7.625% Senior Notes due 2014 and the 8.700% Senior Notes due 2019, incorporated by reference to Exhibit 4.1 to Form 8-K dated March 5, 2009.

4.6		Form of 8.700% Senior Notes due 2019, incorporated by reference to Exhibit 4.3 to Form 8-K dated March 5, 2009.

4.7
Officers’ Certificate of Anadarko Petroleum Corporation, dated June 9, 2009 establishing the 5.75% Senior Notes due 2014, the 6.95% Senior Notes due 2019 and the 7.95% Senior Notes due 2039, incorporated by reference to Exhibit 4.1 to Form 8-K dated June 12, 2009.

4.8		Form of 6.95% Senior Notes due 2019, incorporated by reference to Exhibit 4.3 to Form 8-K dated June 12, 2009.

4.9		Form of 7.95% Senior Notes due 2039, incorporated by reference to Exhibit 4.4 to Form 8-K dated June 12, 2009.

4.10		Officers’ Certificate of Anadarko Petroleum Corporation dated March 9, 2010, establishing the 6.200% Senior Notes due 2040, incorporated by reference to Exhibit 4.1 to Form 8-K dated March 16, 2010.

4.11		Form of 6.200% Senior Notes due 2040, incorporated by reference to Exhibit 4.2 to Form 8-K dated March 16, 2010.

4.12
Officers’ Certificate of Anadarko Petroleum Corporation dated July 7, 2014, establishing the 3.45% Senior Notes due 2024 and the 4.50% Senior Notes due 2044, incorporated by reference to Exhibit 4.1 to Form 8-K dated July 7, 2014.

4.13		Form of 3.45% Senior Notes due 2024, incorporated by reference to Exhibit 4.1 to Form 8-K dated July 7, 2014.

4.14		Form of 4.50% Senior Notes due 2044, incorporated by reference to Exhibit 4.1 to Form 8-K dated July 7, 2014.

4.15
Officers’ Certificate of Anadarko Petroleum Corporation dated March 17, 2016 establishing the 4.85% Senior Notes due 2021, the 5.55% Senior Notes due 2026 and the 6.60% Senior Notes due 2046, incorporated by reference to Exhibit 4.1 to Form 8-K dated March 17, 2016.

4.16		Form of 4.85% Senior Notes due 2021, incorporated by reference to Exhibit 4.2 to Form 8-K dated March 17, 2016 (included in Exhibit 4.15).

4.17		Form of 5.55% Senior Notes due 2026, incorporated by reference to Exhibit 4.3 to Form 8-K dated March 17, 2016 (included in Exhibit 4.15).

4.18		Form of 6.60% Senior Notes due 2046, incorporated by reference to Exhibit 4.4 to Form 8-K dated March 17, 2016 (included in Exhibit 4.15).

4	.19**	Certificate of Designation of Preferred Stock.

4	.20**	Form of Debt Securities.

4	.21**	Form of Depositary Agreement.

4	.22**	Form of Depositary Receipt.

4	.23**	Form of Purchase Contract Agreement.

4	.24**	Form of Unit Agreement.

5	.1*	Opinion of Vinson & Elkins L.L.P. regarding legality of securities being registered.

23	.1*	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23	.2*	Consent of KPMG LLP.

23	.3*	Consent of Miller and Lents, Ltd.

24	.1*	Power of Attorney (included on the signature page of this registration statement).

25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Anadarko’s Senior Indenture.
__________________________________________________________________

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

ITEM 17.    UNDERTAKINGS
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on February 21, 2019.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Benjamin M. Fink
Benjamin M. Fink Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Gwin, Benjamin M. Fink and Amanda McMillian and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 21, 2019.

Signature	Title

/s/ R. A. Walker	Chairman and
R. A. Walker	Chief Executive Officer
(Principal Executive Officer)

/s/ Benjamin M. Fink	Executive Vice President, Finance
Benjamin M. Fink	and Chief Financial Officer
(Principal Financial Officer)

/s/ Christopher O. Champion	Senior Vice President, Chief Accounting Officer
Christopher O. Champion	and Controller
(Principal Accounting Officer)

/s/ Anthony R. Chase	Director
Anthony R. Chase

/s/ David E. Constable	Director
David E. Constable

/s/ H. Paulett Eberhart	Director
H. Paulett Eberhart

Signature	Title

/s/ Claire S. Farley	Director
Clair S. Farley

/s/ Peter J. Fluor	Director
Peter J. Fluor

/s/ Joseph W. Gorder	Director
Joseph W. Gorder

/s/ John R. Gordon	Director
John R. Gordon

/s/ Sean Gourley	Director
Sean Gourley

/s/ Michael K. Grimm	Director
Michael K. Grimm

/s/ Mark C. McKinley	Director
Mark C. McKinley

/s/ Eric D. Mullins	Director
Eric D. Mullins

/s/ Alexandra Pruner	Director
Alexandra Pruner